Exhibit 99.1

EPIPHANY ANNOUNCES FOURTH QUARTER RESULTS

SAN MATEO, Calif. - February 3, 2005 - Epiphany, Inc. (Nasdaq:EPNY) today announced results for the quarter and year ended December 31, 2004.

        For the quarter ended December 31, 2004, the company reported revenues of $20.7 million, compared to revenues of $27.3 million in the fourth quarter of 2003. Fourth quarter license revenues were $8.0 million, service revenues were $4.9 million and maintenance revenues were $7.7 million, representing 39%, 24% and 37% of total revenues, respectively. Net loss under generally accepted accounting principles ("GAAP") for the quarter was $2.0 million, or $(0.03) per share, compared to net income under GAAP of $413,000, or $0.01 per share for the fourth quarter of 2003. Excluding the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs, on a non-GAAP basis, net loss for the quarter was $2.2 million, or $(0.03) per share, compared to non-GAAP net income of $1.3 million, or $0.02 per share for the fourth quarter of 2003.

        For the year ended December 31, 2004, the company reported revenues of $79.3 million, compared to revenues of $96.1 million in 2003. Net loss under GAAP for the year ended December 31, 2004 was $14.2 million, or $(0.19) per share, compared to a net loss under GAAP of $24.2 million, or $(0.33) per share for the same period of 2003. Excluding the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs, on a non-GAAP basis, net loss for the year ended December 31, 2004 was $12.8 million, or $(0.17) per share, compared to a non-GAAP net loss of $15.2 million, or $(0.21) per share for the year ended December 31, 2003.

        "In 2004, Epiphany made great strides in proving to the market that it has solutions that deliver quantifiable business value," says Karen Richardson, chief executive officer. "In Q4, we added proof points including deals such as Wells Fargo, Hartford Insurance, KPN, Telefonica and Deutsche Post. While we are encouraged by this progress, we still face challenges in reaching profitablility. In addition to growing revenue, we need to reduce costs by further focusing the entire company on the mission of generating increased profits for the largest consumer oriented companies through intelligent interactions."

FIRST QUARTER OUTLOOK

        For the quarter ending March 31, 2005, Epiphany currently expects total revenue to range between $16 million and $18 million, with license revenue ranging between $4 million and $6 million. Net loss per share on a GAAP basis for the first quarter is expected to range between $(0.9) and $(0.12), of which approximately ($.02) will result from restructuring charges of about
$1.5 million.

ABOUT EPIPHANY

Epiphany(R) provides CRM software solutions that increase profitability at the largest consumer-oriented companies by making every customer interaction intelligent. With over 475 customers - including nearly 35 percent of the Fortune 100 - Epiphany powers deep customer insights and optimizes each relationship from both a revenue generation and customer retention viewpoint. Built on the industry's most advanced, service-oriented architecture, Epiphany software solutions address problems that span business silos, departmental functions and geographic locations, and result in rapid, measurable ROI. With a suite of blended marketing, sales and service solutions, Epiphany enables global organizations to align touch points, processes and technologies around the most valuable enterprise asset - the customer. With worldwide headquarters in San Mateo, CA, Epiphany serves customers in more than 40 countries worldwide. For more information please visit www.epiphany.com.

        This press release contains forward-looking statements relating to expected company focus, revenue growth, cost containment, first quarter total revenue, license revenue, restructuring charges and earnings per share. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the degree of interest in and acceptance of Epiphany's products, increases in the length of Epiphany's sales cycles, our ability to close large deals within the quarter we have projected such deals to close, reduced IT spending by customers and potential customers, the introduction of new products and services by competitors and intense competition generally, general and industry-specific economic conditions and stock market conditions. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the "Risk Factors" section included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our prior press releases. E.piphany assumes no duty to update forward-looking statements.

        This press release includes certain non-GAAP financial measures, including non-GAAP net loss and net loss per share amounts, that exclude the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Epiphany's management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the Company's business operations. These measures also facilitate management's internal comparisons to our historical operating results and to our competitors' operating results, operational forecasting and budgeting. Epiphany has reported similar non-GAAP financial measures to our investors in the past and believes that the inclusion of comparative numbers at this time provides consistency in our financial reporting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Investor Contact:
        Todd Friedman, The Blueshirt Group, 415-217-5869, todd@blueshirtgroup.com
Media Contact:
        Gordon Evans, E.piphany, 650-356-3842, gevans@epiphany.com

                                 EPIPHANY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                              Three months ended           Years Ended
                                                                                 December 31,              December 31,
                                                                            -----------------------   -----------------------
                                                                               2004         2003         2004         2003
                                                                            ----------   ----------   ----------   ----------
Revenues:
   Product license                                                          $    8,048   $   13,336   $   28,483   $   43,505
   Services                                                                      4,944        6,380       20,391       24,108
   Maintenance                                                                   7,708        7,539       30,419       28,519
                                                                            ----------   ----------   ----------   ----------
        Total revenues                                                          20,700       27,255       79,293       96,132
                                                                            ----------   ----------   ----------   ----------
Cost of revenues:
   Product license                                                                 361          474        1,566        1,557
   Services                                                                      3,750        5,535       16,406       23,079
   Maintenance                                                                   1,404        1,283        5,685        5,746
   Amortization of purchased technology                                              -          755          679        4,808
                                                                            ----------   ----------   ----------   ----------
        Total cost of revenues                                                   5,515        8,047       24,336       35,190
                                                                            ----------   ----------   ----------   ----------
        Gross profit                                                            15,185       19,208       54,957       60,942
                                                                            ----------   ----------   ----------   ----------
Operating expenses:
   Research and development                                                      6,071        6,975       25,456       31,471
   Sales and marketing                                                           9,238        9,874       34,907       43,208
   General and administrative                                                    3,399        2,668       12,360       10,985
   Restructuring costs                                                            (295)          89          579        3,929
   Amortization of purchased intangibles                                             -            -            -          261
   Stock-based compensation                                                         60            8           60           55
                                                                            ----------   ----------   ----------   ----------
        Total operating expenses                                                18,473       19,614       73,362       89,909
                                                                            ----------   ----------   ----------   ----------
        Operating loss                                                          (3,288)        (406)     (18,405)     (28,967)
Other income, net                                                                1,313          823        4,417        5,249
                                                                            ----------   ----------   ----------   ----------
        Net income (loss) before provision for taxes                            (1,975)         417      (13,988)     (23,718)
Provision for taxes                                                                 34            4          168          526
                                                                            ----------   ----------   ----------   ----------
        Net income (loss)                                                   $   (2,009)  $      413   $  (14,156)  $  (24,244)
                                                                            ==========   ==========   ==========   ==========
   Diluted net income (loss) per share                                      $    (0.03)  $     0.01   $    (0.19)  $    (0.33)
                                                                            ==========   ==========   ==========   ==========
   Basic net income (loss) per share                                        $    (0.03)  $     0.01   $    (0.19)  $    (0.33)
                                                                            ==========   ==========   ==========   ==========
   Shares used in computing basic and diluted net income (loss) per share       76,456       74,337       75,818       73,499
                                                                            ==========   ==========   ==========   ==========

                                 EPIPHANY, INC.
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATION

                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                    Three months ended          Years Ended
                                                                        December 31,            December 31,
                                                                 -----------------------   -----------------------
                                                                    2004         2003         2004         2003
                                                                 ----------   ----------   ----------   ----------
    GAAP net income (loss)                                       $   (2,009)  $      413   $  (14,156)  $  (24,244)
    Less: Amortization of purchased technology                            -          755          679        4,808
    Less: Restructuring costs                                          (295)          89          579        3,929
    Less: Amortization of purchased intangibles                           -            -            -          261
    Less: Stock-based compensation                                       60            8           60           55
                                                                 ----------   ----------   ----------   ----------
    Non-GAAP net income (loss) (excluding restructuring
     costs and specified non-cash items)                         $   (2,244)  $    1,265   $  (12,838)  $  (15,191)
                                                                 ==========   ==========   ==========   ==========
Diluted non-GAAP net income (loss) per share                     $    (0.03)  $     0.02   $    (0.17)  $    (0.21)
                                                                 ==========   ==========   ==========   ==========
Basic non-GAAP net income (loss) per share                       $    (0.03)  $     0.02   $    (0.17)  $    (0.21)
                                                                 ==========   ==========   ==========   ==========
Shares used in computing basic and diluted non-GAAP net income
 (loss) per share                                                    76,456       74,337       75,818       73,499
                                                                 ==========   ==========   ==========   ==========

                            EPIPHANY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                           December 31,   December 31,
                                                               2004           2003
                                                           ------------   ------------
                     ASSETS
Current assets:
       Cash and cash equivalents                           $     18,080   $     30,468
       Short-term investments                                   131,090        127,112
       Accounts receivable, net                                  11,677         10,688
       Prepaid expenses and other assets                          4,849          5,825
       Short-term restricted cash & investments                     266            726
                                                           ------------   ------------
                      Total current assets                      165,962        174,819

Long-term investments                                            96,404        105,171
Long-term restricted cash & investments                           5,432          7,274
Property and equipment, net                                       4,621          6,710
Goodwill, net                                                    81,499         81,499
Purchased intangibles, net                                            -            679
Other assets                                                        301            847
                                                           ------------   ------------
                                                           $    354,219   $    376,999
                                                           ============   ============
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                    $      1,194   $      1,367
       Accrued liabilities                                        7,186          8,081
       Accrued compensation                                       5,850          8,536
       Current portion of restructuring costs                     5,532          7,215
       Deferred revenue                                          14,011         19,157
                                                           ------------   ------------
                      Total current liabilities                  33,773         44,356

Restructuring costs, net of current portion                      15,904         20,489
Other long-term liabilities                                         232            185
                                                           ------------   ------------
                      Total liabilities                          49,909         65,030

Stockholders' equity:
       Common stock                                                   7              7
       Additional paid-in capital                             3,831,571      3,822,361
       Deferred Compensation                                     (1,166)             -
       Accumulated and other comprehensive loss                  (2,230)          (683)
       Accumulated deficit                                   (3,523,872)    (3,509,716)
                                                           ------------   ------------
                      Total stockholders' equity                304,310        311,969
                                                           ------------   ------------
                                                           $    354,219   $    376,999
                                                           ============   ============

                                 EPIPHANY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (unaudited)

                                                                                         YEARS ENDED
                                                                                         DECEMBER 31,
                                                                                   ------------------------
                                                                                      2004          2003
                                                                                   ----------    ----------
Cash flows from operating activities:
  Net loss                                                                         $  (14,156)   $  (24,244)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                                        3,929         6,769
    Loss on disposal of property and equipment                                            127           409
    Stock-based compensation                                                               60            55
    Non-cash restructuring costs                                                            -           301
    Amortization of purchased technology and purchased intangibles                        679         5,069
  Changes in operating assets and liabilities:
    Accounts receivable                                                                  (989)       (3,836)
    Prepaid expenses and other assets                                                   1,522         3,270
    Accounts payable                                                                     (173)       (1,050)
    Accrued liabilities and compensation                                               (3,534)       (1,038)
    Restructuring costs                                                                (6,268)       (5,242)
    Deferred revenue                                                                   (5,146)       (1,369)
                                                                                   ----------    ----------
      Net cash used in operating activities                                           (23,949)      (20,906)
                                                                                   ----------    ----------
Cash flows from investing activities:
  Purchases of property and equipment                                                  (1,967)       (1,920)
  Restricted cash and investments                                                       2,302         1,175
  Proceeds from maturities of investments                                             294,621       196,022
  Purchases of investments                                                           (291,411)     (199,000)
                                                                                   ----------    ----------
      Net cash provided by (used in) investing activities                               3,545        (3,723)
                                                                                   ----------    ----------
Cash flows from financing activities:
  Principal payments on capital lease obligations                                           -          (156)
  Repayments on notes receivable                                                            -           556
  Proceeds from sale of common stock, net of repurchases                                7,985         7,199
                                                                                   ----------    ----------
      Net cash provided by financing activities                                         7,985         7,599
                                                                                   ----------    ----------
Effect of foreign exchange rates on cash and cash equivalents                              31          (737)
                                                                                   ----------    ----------
Net decrease in cash and cash equivalents                                             (12,388)      (17,767)
Cash and cash equivalents at beginning of period                                       30,468        48,235
                                                                                   ----------    ----------
Cash and cash equivalents at end of period                                         $   18,080    $   30,468
                                                                                   ==========    ==========